Duolingo Reports 62% DAU Growth, 44% Revenue Growth,
and Stronger Profitability in Second Quarter 2023; Raises Full Year Guidance

Pittsburgh, PA – August 8, 2023 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile learning platform, announced results for the second quarter ended June 30, 2023 in a shareholder letter that is posted at investors.duolingo.com.

“We delivered exceptional results this quarter, with our continued strong user growth helping to drive our excellent financial performance,” said Luis von Ahn, Co-Founder and CEO of Duolingo. “We believe that our focus on product-led growth propelled us to record-high daily and monthly active users and subscribers, while our disciplined execution led to increased profitability.”

Second Quarter 2023 Highlights

•Total bookings were $137.5 million, an increase of 41% from the prior year quarter;
•Subscription bookings were $106.3 million, an increase of 43% from the prior year quarter;
•Paid Subscribers totaled 5.2 million at quarter end, an increase of 59% from the prior year quarter;
•Monthly active users (MAUs) grew 50% to 74.1 million from the prior year quarter and Daily active users (DAUs) grew 62% to 21.4 million from the prior year quarter;
•Total revenues were $126.8 million, an increase of 44% from the prior year quarter;
•Net income totaled $3.7 million, compared to a net loss of $15.0 million in the prior year quarter;
•Adjusted EBITDA was $20.9 million, compared to $4.2 million in the prior year quarter, or a 16.5% and 4.7% Adjusted EBITDA margin, respectively.

Financial and Key Operating Metrics

The following table summarizes our financial and operating highlights for the quarters ended June 30, 2023 and 2022.

	Three Months Ended June 30,
(In millions)	2023	2022	% Change
Operating Metrics
Monthly active users (MAUs)	74.1	49.5	50%
Daily active users (DAUs)	21.4	13.2	62%
Paid subscribers (at period end)	5.2	3.3	59%

	Three Months Ended June 30,
(In thousands)	2023	2022	% Change
Operating Metrics
Subscription bookings	$106,254	$74,123	43%
Total bookings	$137,539	$97,467	41%

Financial Measures
Total revenues (GAAP)	$126,839	$88,386	44%
Net income (loss) (GAAP)	$3,725	$(15,045)	nm
Adjusted EBITDA (Non-GAAP)	$20,871	$4,198	>100%

The following table provides revenues by product type:

	Three Months Ended June 30,
(in thousands)	2023	2022	Change	% Change
Subscription	$95,158	$65,194	$29,964	46%
Advertising	13,061	11,218	1,843	16
Duolingo English Test	9,809	8,036	1,773	22
Other *	8,811	3,938	4,873	>100
Total revenues	$126,839	$88,386	$38,453	44%
* Other primarily includes in-app sales of virtual goods

Financial Outlook

Duolingo is providing the following guidance for the third quarter and the full year ending December 31, 2023:

	Third Quarter 2023		Full Year 2023
(in millions)	Low	High	Low	High

Total Bookings	$136.5	$139.5	$569.0	$575.0
Revenues	$129.5	$132.5	$510.0	$516.0
Adjusted EBITDA	$16.8	$18.6	$71.4	$77.4
Adjusted EBITDA Margin	13.0%	14.0%	14.0%	15.0%

With regards to the Non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net income (loss), the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Dilutive Securities

Duolingo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

(Amounts in millions, except share price)	Price as of June 30, 2023	Weighted- average exercise price	Shares
Share price	$142.94
Common stock outstanding as of June 30, 2023			41.5
Founder awards (1)			1.8
Dilutive effect of stock options outstanding (2)		$15.31	3.1
RSUs outstanding			2.4
Total estimated diluted shares outstanding			48.8
________________
(1)Includes 1.6 million shares where performance criteria has not been satisfied.
(2)The Company has 3.5 million options outstanding as of June 30, 2023. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.

Video Webcast
Duolingo will host a video webcast to discuss its quarterly results today, August 8, 2023 at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the call and will remain available for a period of one year.

About Duolingo
Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of any Duolingo subscription offering. Total bookings represent the amounts we receive from a purchase of any Duolingo subscription offering, a purchase of a Duolingo English Test, an in-app purchase of a virtual good, and from advertising networks for advertisements served to our users. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, which is generally from one to twelve months.

Monthly Active Users (MAUs). MAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. The measurement period for MAUs is the three months ended June 30, 2023 and the same period in the prior year where applicable, and the analysis of results is based on those periods. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. The measurement period for DAUs is the three months ended June 30, 2023 and the same period in the prior year where applicable, and the analysis of results is based on those periods. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to any Duolingo subscription offering and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our business model and strategic plans, including the anticipated release of new products, and our financial outlook are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws; regulatory and legislative developments on the use of artificial intelligence and machine learning; potential intellectual property-related litigation and proceedings; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time, including without limitation our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and in our other filings with the SEC, accessible on the

SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Limitation of Key Operating Metrics and Other Data
We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and subscription and total bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA and Adjusted EBITDA margin. Please refer to the definitions and reconciliation at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com and also from time to time may use social media channels, including our Twitter account (twitter.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$678,665	$608,180
Accounts receivable	53,406	46,728
Deferred cost of revenues	42,720	35,041
Prepaid expenses and other current assets	10,150	7,234
Noncurrent assets	49,862	50,164
Total assets	$834,803	$747,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,305	$1,177
Deferred revenues	192,753	157,550
Other current liabilities	22,048	23,039
Long-term obligation under operating leases	21,292	23,503
Total liabilities	238,398	205,269
Total stockholders’ equity	596,405	542,078
Total liabilities and stockholders' equity	$834,803	$747,347

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022
Revenues	$126,839	$88,386
Cost of revenues	33,788	23,869
Gross profit	93,051	64,517
Operating expenses:
Research and development	47,947	34,217
Sales and marketing	17,734	15,277
General and administrative	32,235	30,057
Total operating expenses	97,916	79,551
Loss from operations	(4,865)	(15,034)
Other expense, net of other income	(268)	(539)
Loss before interest income and income taxes	(5,133)	(15,573)
Interest income	7,543	669
Income (loss) before income taxes	2,410	(14,904)
(Benefit) provision for income taxes	(1,315)	141
Net income (loss) and comprehensive income (loss)	$3,725	$(15,045)
Net income (loss) per share attributable to Class A and Class B common stockholders, basic	$0.09	$(0.38)
Net income (loss) per share attributable to Class A and Class B common stockholders, diluted	$0.08	$(0.38)

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,143	$(27,199)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,396	1,944
Stock-based compensation expense	44,787	32,700
Gain on sale of capitalized software	(100)	—
Changes in assets and liabilities	17,545	25,844
Net cash provided by operating activities	66,771	33,289
Net cash used for investing activities	(4,683)	(5,713)
Net cash provided by financing activities	8,397	9,662
Net increase in cash and cash equivalents	70,485	37,238
Cash and cash equivalents - Beginning of period	608,180	553,922
Cash and cash equivalents - End of period	$678,665	$591,160

DUOLINGO, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) excluding interest income, income taxes, depreciation and amortization, stock-based compensation expenses related to equity awards, IPO and public company costs, and acquisition earn-out costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net income (loss), the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin:

	Three Months Ended June 30,
(In thousands)	2023	2022
Net income (loss)	$3,725	$(15,045)
Interest income	(7,543)	(669)
(Benefit) provision for income taxes	(1,315)	141
Depreciation and amortization	1,634	1,170
Stock-based compensation expenses related to equity awards (1)	24,258	18,494
IPO and public company costs (2)	—	107
Acquisition earn-out costs (3)	112	—
Adjusted EBITDA	$20,871	$4,198

Revenues	$126,839	$88,386
Adjusted EBITDA Margin	16.5%	4.7%
________________
(1)In addition to stock-based compensation expense, this includes costs incurred related to taxes paid on equity transactions.
(2)IPO and public company costs include costs associated with the establishment of our public company structure and processes, including consultant costs, a one-time fee associated with the set-up of our initial proxy statement, and fees paid to consultants and Deloitte for work in connection with remediation of the material weakness disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These costs are included in General and administration expense within our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
(3)Represent costs incurred related to the earn-out payment on an acquisition, which is included within General and administrative within our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com